EXHIBIT 99.3


                    VALUE HEALTH PHARMACY BENEFIT MANAGEMENT
                         COMBINED FINANCIAL STATEMENTS
                          AS OF DECEMBER 31, 1996 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                C O N T E N T S

Report of Independent Accountants

Combined Financial Statements:

         Balance Sheet

         Statements of Operations

         Statements of Cash Flows

         Notes to Combined Financial Statements

Report of Independent Accountants


To the Board of Directors of
Value Health Pharmacy Benefit Management:

We have audited the accompanying combined balance sheet of Value Health Pharmacy Benefit Management as of December 31, 1996, and the related combined statements of operations and cash flows for the years ended December 31, 1996 and 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Value Health Pharmacy Benefit Management as of December 31, 1996, and the combined results of their operations and their cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.


                                        /s/ Coopers & Lybrand L.L.P.
Minneapolis, Minnesota
April 30, 1998

                    Value Health Pharmacy Benefit Management
                             Combined Balance Sheet
                               December 31, 1996
                                 (in thousands)

                                     ASSETS


Current assets:
     Cash and cash equivalents                    $    9,218
     Accounts receivable, net                        258,716
     Inventories                                      27,198
     Prepaid expenses and other current assets        11,615
     Deferred taxes                                   51,179
                                                  ----------
                  Total current assets               357,926
                                                  ----------

Property, improvements and equipment, net             61,946

Long-term investments                                    634
Goodwill, net                                         88,848
Other assets                                           5,541
                                                  ----------
                                                      95,023
                                                  ----------

                  Total assets                    $  514,895
                                                  ==========

                           LIABILITIES AND NET ASSETS

Current liabilities:
   Payable to providers                              183,424
   Accounts payable and accrued expenses              39,580
   Merger-related and restructuring                    8,784
   Accrued loss contracts                              5,378
   Accrued compensation                                3,066
   Current portion of capital lease obligations          149
   Deferred revenue                                      243
                                                   ---------
           Total current liabilities                 240,624

Capital lease obligations, less current portion          532
Other liabilities                                        495
                                                   ---------

           Total liabilities                         241,651

Net assets                                           273,244
                                                   ---------
           Total liabilities and net assets        $ 514,895
                                                   =========


                    Value Health Pharmacy Benefit Management
                       Combined Statements of Operations
                 for the years ended December 31, 1996 and 1995
                                 (in thousands)

                                                       1996           1995

Revenues and interest:
    Prescription drugs, services                  $  1,098,743      $1,053,436
    Prescription drugs, products                       473,933         425,661
    Other, net                                          11,731           6,658
    Interest income                                      3,927           3,874
                                                  ------------      -----------
        Total revenues and interest                  1,588,334       1,489,629
                                                  ------------      -----------

Expenses:
   Costs of services                                   980,451         957,989
   Costs of products                                   423,270         360,563
   Selling, general and administrative                 137,954          93,659
   Depreciation and amortization                         8,203          11,768
   Amortization of goodwill                              3,588           3,622
   Interest expense                                      1,511           2,882
   Loss contracts                                                       46,600
   Merger-related and restructuring                                     71,090
                                                  ------------       ----------
         Total expenses                              1,554,977       1,548,173
                                                  ------------       ----------

Income (loss) before income taxes                       33,357         (58,544)

Provision (benefit) for income taxes                    16,048         (14,674)

Net income (loss)                                 $     17,309      $  (43,870)
                                                  ============      ===========


                    Value Health Pharmacy Benefit Management
                       Combined Statements of Cash Flows
                 for the years ended December 31, 1996 and 1995
                                 (in thousands)

                                                   1996                1995

Cash flows from operating activities:
    Net income (loss)                           $17,309            $   (43,870)
    Adjustments to reconcile net income
      (loss) to net cash:
        Depreciation and amortization             8,203                 11,768
        Provision for bad debts, including
            notes receivable                     29,288                  3,412
        Provision for write-down of
             investments                          1,010
        Deferred taxes                            3,927                (44,825)
        Amortization of goodwill                  3,588                  3,622
        Amortization of deferred revenue            (97)                  (269)
        Loss on sales of securities                                        559
        Change in operating assets and
         liabilities:
             Accounts receivable                (52,287)               (79,070)
             Inventories                          2,85                  11,167
             Other current and noncurrent
                assets                          (13,309)                 9,754
             Payable to providers                75,677                 31,082
             Accounts payable and accrued
                expenses                         (8,088)                   290
             Merger-related and restructuring
                expense                         (28,110)                50,499
             Accrued loss contracts             (25,007)                30,386
             Other current and noncurrent
                liabilities                      (3,150)                (1,999)
                                             -----------              ---------

       Net cash provided by (used in)
         operating activities                    11,808                (17,494)
                                             -----------              ---------

Cash flows from investing activities:
     Capital expenditures                       (29,618)               (23,568)
     Proceeds from sale of fixed assets           5,961
     Proceeds from sale of subsidiary               107
     Purchases of securities                                            (8,993)
     Maturities and sales of securities and
       short-term investments                                           67,325
                                             -----------              ---------
         Net cash (used in) provided by
          investing activities                  (23,550)                34,764
                                             -----------              ---------
Cash flows from financing activities:
    Proceeds from exercise of common
      stock options                                                      1,369
    Proceeds from issuance of debt                                      16,500
    Payments of debt and capital lease
      obligations                                  (114)               (43,264)
                                             -----------              ---------
         Net cash used in financing
          activities                               (114)               (25,395)
                                             -----------              ---------
Net decrease in cash and cash equivalents       (11,856)                (8,125)

Cash and cash equivalents at beginning of
   year                                          21,074                 29,199
                                             -----------              ---------
Cash and cash equivalents at end of year     $    9,218              $  21,074
                                             ===========              =========


1.       Summary of Significant Accounting Policies:

Nature of Business:

Value Health Pharmacy Benefit Management (the Company) administers a pharmacy program through a preferred provider organization and also administers a mail order pharmacy program.
 Prescription drugs are provided to program members for a fee that is based on either a fixed charge per prescription (fee-for-service) or a fixed per capita payment paid each month (capitation fee) by program sponsors, employers and insurers. These contracts are negotiated on a one- to three-year basis and the majority are subject to cancellation after the initial term of the contract by the employer group or the Company upon 90 days written notice. Accounts receivable are net of an allowance for bad debts of $5,400 at December 31, 1996.

The Company received revenues from its five major customers totaling approximately 25% and 23% of total revenues for the years ended December 31, 1996 and 1995, respectively. One of the five major customers terminated its contract with the Company in 1997. This customer accounted for 8% and 10% of total revenues for the years ended December 31, 1996 and 1995, respectively. In addition, another one of these five major customers terminated its contract with the Company in 1998. This customer accounted for 7% and 3% of total revenues for the years ended December 31, 1996 and 1995, respectively. During 1996, the Company recognized $5,000 of revenues for data processing services provided to Baxter Corporation pursuant to terms of a data processing services agreement. This agreement was terminated in 1997.

Basis of Presentation:

On April 1, 1998, Express Scripts, Inc. (Express Scripts) acquired the outstanding common stock of Value Health, Inc. (VHI). Prior to the acquisition of VHI, the parent company of VHI (Columbia/HCA Healthcare Corporation or Columbia) spun-off or otherwise disposed of various VHI subsidiaries such that, on April 1, 1998, the subsidiaries of VHI included only its remaining subsidiaries which operate in the pharmacy benefits management (PBM) business. These financial statements present the combined financial position, results of operations and cash flows of the PBM business of VHI, herein referred to as Value Health Pharmacy Benefit Management or the Company. These financial statements present the combined financial position, results of operations and cash flows of the Company as if it were a separate entity for all periods presented. The combined financial statements include the accounts of Cost
Containment Corporation of America; Denali Associates, Inc. (D/B/A Complete Pharmacy Network); Diagnostek, Inc.; Health Care Services, Inc.; Health Information Designs, Inc.; Medcounter, Inc.; Prescription Drug Services, Inc.; RxNet, Inc.; ValueRx Northeast, Inc.; ValueRx of Iowa, Inc. and ValueRx Pharmacy Program, Inc. The combined financial statements exclude all of the accounts of VHI because the assets and liabilities of VHI were excluded from the acquisition by Express Scripts. The combined financial statements also exclude the accounts of Medintell Systems Corporation (Medintell), a developer and marketer of advanced pharmacy information systems and services. On January 10, 1996, VHI acquired Medintell in exchange for 843 shares of its common stock with a market value of $22,997. This transaction was accounted for as a purchase. On August 28, 1997, VHI sold Medintell for approximately $1,410. All material intercompany transactions and balances between the Company, its subsidiaries and affiliates have been eliminated.

The Company has utilized certain of VHI's centralized general and administrative functions, including legal, accounting, tax, treasury, employee benefits, sales and marketing and insurance services. Fees for those services have been allocated based on a percentage of adjusted pre-tax earnings of the Company. In the opinion of management, VHI's methods for allocating such costs to the Company are reasonable. However, such costs are not necessarily indicative of the costs that would have been incurred if the Company had performed these functions.

Use of Estimates:

The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant areas which require the use of management's estimates relate to rebates receivable, the determination of the allowance for bad debts and accruals for loss contracts and merger and restructuring related expenses.

Cash and Cash Equivalents:

For purposes of reporting cash flows, investments with original maturities of three months or less are considered to be cash equivalents.

Inventories:

Inventories consist of prescription drugs and are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. The Company purchased a majority of its pharmaceutical products through one wholesaler for the year ended December 31, 1996. The Company believes that other alternative sources are readily available in the event needed.

Investments:

The Company has classified its investments in equity securities as "available for sale" and carries such securities at market value based upon quoted market prices. Accordingly, the net unrealized gains or losses, net of tax, are included as a separate component of net assets. In determining the gain or loss on sales of investments, cost is based on specific identification of the asset sold.

Fixed Assets:

Fixed assets are recorded at cost. The Company uses straight-line and accelerated methods of depreciation over the estimated useful lives of the assets, which range from three to twenty-five years. Assets acquired under capital lease agreements are recorded at the lesser of the present value of the minimum lease payments or the fair value of the underlying asset. These assets are amortized on a straight-line basis over periods consistent with the Company's depreciation policy for similar purchased assets or over the lease term, whichever is shorter. Expenditures for maintenance and repairs are charged to operations as incurred and renewals and improvements are capitalized. Upon sale or retirement of fixed assets, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is credited or charged to operations.

Included in equipment and software at December 31, 1996 are capitalized computer software costs, related to purchased software and software developed internally of $27,698. Accumulated amortization on computer software was $6,150 at December 31, 1996, and is included in accumulated depreciation and amortization. The Company uses the straight-line amortization method over estimated useful lives of the software which range from three to five years.

Goodwill and Other Intangible Assets:

Goodwill related to acquisitions represents the excess of cost over fair value of net tangible and separately identifiable intangible assets acquired, and is amortized on a straight-line basis over 15 to 40 years. Accumulated amortization was $16,426 at December 31, 1996. The Company reviews its amortization policy and carrying value of goodwill and other intangible assets on an ongoing basis. This review includes an analysis of whether carrying values and amortization periods are appropriate based upon product life cycle, company performance compared to expectations and industry practice. If this review indicates that goodwill and other intangible assets will not be recoverable, as determined based on future undiscounted cash flows of the entity or book of business acquired, over the remaining amortization period, the Company's carrying value of the goodwill and other intangible assets would be reduced by the estimated cash flow shortfall.

Payables to Providers:

Payables to providers represent amounts owed to network pharmacies and rebates payable. Payables to providers are recorded as services are rendered.

Loss Contracts:

The Company reviews its various contracts to determine whether estimates of future revenues, excluding investment income, are sufficient to cover future costs of providing services and settling claim payments. For purposes of evaluating potential loss contracts, only incremental costs are included in determining the costs to provide services and settle claim payments. Estimated future costs in excess of future revenues from such contracts are accrued and charged to operations.

Revenue Recognition:

Revenues from dispensing prescription products from the Company's mail service pharmacies are recorded upon shipment. Revenues from sales of prescription drugs by pharmacies in the Company's nationwide network as well as pharmacy claims processing revenues are recognized when the claims are adjudicated. When the Company has an independent contractual obligation to pay its network pharmacy providers for benefits provided to members of its clients' pharmacy benefit plans, the Company includes payments from the plan sponsors for these benefits as revenues and payments to these pharmacy providers in costs of services or products. If the Company is only administering the plan sponsors' network pharmacy contracts, the Company records fees derived from these contracts as net revenue.

Costs of Services and Products:

Costs of services and products include product costs, pharmacy claims payments and other direct costs associated with dispensing prescriptions and claims processing operations, reduced by fees received from pharmaceutical manufacturers in connection with the Company's drug purchasing and formulary management programs, and incremental discounts from existing vendor relationships.

Rebates from pharmaceutical manufacturers are recorded by the Company as reductions in costs of services and products. Pharmaceutical manufacturer rebate arrangements contribute to the Company's profitability. The Company intends to continue seeking such arrangements in the future, but there can be no assurance future arrangements will be secured on similar terms.

Income Taxes:

The Company, including all of its subsidiaries and affiliates, was historically included in the consolidated federal income tax returns filed by VHI. For purposes of these stand-alone financial statements, the provision for income taxes has been determined as if the Company had filed separate tax returns for the periods presented.

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Compensation Costs:

In accordance with SFAS No. 123, the Company has chosen to continue to account for stock-based compensation for grants related to VHI stock options using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation costs for stock options granted to employees is measured as the excess, if any, of the value of VHI's stock at the date of the grant over the amount an employee must pay to acquire the stock. Such compensation costs, if any, are amortized on a straight-line basis over the underlying option vesting terms.

2.       Mergers and Acquisitions:

On July 28, 1995, VHI completed its merger with Diagnostek, a Pharmacy Benefit Manager (PBM). VHI issued 12,213,075 shares of its common stock in exchange for all of the outstanding common stock of Diagnostek at an exchange ratio of 0.4975:1. The transaction was accounted for as a pooling of interests and financial statements for all periods prior to this combination were restated to reflect the combined operations. The Company's combined financial statements include the operations of Diagnostek for all periods presented.

Included in the combined results of operations of the Company for the year ended December 31, 1995 are the following unaudited results of the previously separate companies for the period January 1, 1995 through June 30, 1995:


                          Company     Diagnostek     Eliminations(1)   Combined

Total revenues          $ 368,204     $ 361,173       $(18,755)        $710,622
Net income                 13,465         2,680                          16,145

(1) Eliminations reflect revenues for certain clients where Diagnostek served in a sub-contractor relationship with the Company.

3.       Property, Improvements and Equipment:

Property, improvements and equipment consisted of the following at December 31, 1996:


Land                                    $     2,871
Buildings and improvements                    9,835
Furniture and fixtures                        3,727
Equipment and software                       67,979
Leasehold improvements                        2,276
                                        ------------

Less accumulated depreciation and
  amortization                               86,688
                                            (24,742)
                                        ------------
                                        $    61,946
                                        ============

4.       Investments:

Investments in equity securities as of December 31, 1996 are summarized as follows:

                         Amortized      Unrealized   Unrealized    Aggregate
                           Cost             Gain       Loss        Fair Value

Available for Sale

Equity securities         $ 644          $    -       $    (10)     $  634


Proceeds from the sale of available for sale securities were $67,325 for the year ended December 31, 1995. During 1996, the Company recorded a $1,010 write-down to reflect a decline in the investment fair value not considered to be temporary.

5.       Loss Contracts:

The Company has approximately $5,400 accrued for loss contracts as of December 31, 1996. During 1995, $34,000 of expense was recognized in the third quarter and $12,600 of expense was recognized in the first quarter. The Company evaluates the adequacy of this accrual on an ongoing basis.

On February 1, 1995, the Company's subsidiary, HPI Health Care Services, Inc., began performing under a contract with the State of New Jersey to provide unit dose medications to the state's hospital system. The Company estimated that it would incur losses over the three year term of the contract. In the first quarter of 1995, contract losses over the three year term were estimated at $12,600 and were recorded in the Company's results.
 In the third quarter of 1995, an additional accrual of $4,000 was recorded by the Company. During the first quarter of 1996, the Company entered into a subcontracting agreement for the transfer of the State of New Jersey contract to an unrelated company thereby eliminating any further losses. As of January 1, 1997, this subcontract was converted to an assignment of the contract to this unrelated company. Accordingly, the Company has no additional exposure to losses under this contract.

During the third quarter of 1995, the Company estimated that its full-risk, capitated contract with Ford Motor Company (Ford) would generate a loss for 1996 as a result of projected increases in utilization and unit prices. The Ford contract expired on February 28, 1997. The Company also estimated that certain other risk-based accounts would incur losses over their remaining terms.

6.       Restructuring and Merger-Related Expenses:

During the third and fourth quarters of 1995, the Company recorded a charge of $71,000 in connection with its merger with Diagnostek (see Note 2) and its plan to reorganize certain operations. Of this amount, approximately $8,800 was incurred for transaction costs and $62,200 was related to costs associated with the combining of operations and the related combination activities, such as reduction of head count and elimination of duplicate facilities and excess capacity. Merger-related and restructuring initiatives were completed in 1997.

The following table is a reconciliation of the restructuring and merger-related expenses for the years ended December 31, 1996 and 1995.


                                                Asset
                                             Write-offs
                                             and Costs of  Reduction of
                                Transaction   Combining     Headcount
                                   Costs      Operations  and Capacity   Total

Balances at December 31, 1995   $   345     $  34,668      $ 18,602    $ 53,615
Payments and write-offs            (345)      (34,668)       (9,818)    (44,831)
                                ----------    ---------    ---------   ---------
Balances at December 31, 1996           -            -     $  8,784    $  8,784
                                ==========    =========    =========   =========


During 1997, the Company recorded restructuring charges of approximately $1,800 related to an office closure. Restructuring and merger-related activities were completed in 1997.

7.       Net Assets:

Net assets is comprised of the following components at December 31, 1996:

Investment by VHI                                                     $273,250
Unrealized loss on securities available-for-sale, net of tax                (6)
                                                                      ---------
                                                                      $273,244
                                                                      =========
8.       Lease Obligations:

Capital Leases:

As of December 31, 1996, future minimum lease payments due under noncancellable capital leases with terms in excess of one year are as follows:


         Year Ended December 31

         1997                                   $     181
         1998                                         164
         1999                                         156
         2000                                         156
         2001                                         106


         Total future minimum lease payments          763
         Less amount representing interest            (82)
                                                 ---------

         Present value of minimum lease payments      681
         Less current portion                        (149)
                                                  --------

         Capital lease obligations, less
          current portion                         $   532
                                                  ========

Included in fixed assets are the following assets under capital leases:


                                                             December 31
                                                         ------------------
                                                         1996          1995

Equipment and software                                $  830         $ 3,741
Less accumulated depreciation and amortization          (311)         (2,355)
                                                      -------        --------
                                                      $  519         $ 1,386
                                                      =======        ========

Operating Leases:

The Company has cancellable and noncancellable operating lease agreements for equipment and office space which include renewal options. Total rental expense was $5,453 and $6,158 in 1996 and 1995, respectively. The Company's minimum future lease payments under noncancellable operating leases are as follows:


Year Ended December 31

     1997                  $  3,378
     1998                     3,136
     1999                     2,801
     2000                     2,738
     2001                     2,667
  Thereafter                 21,995
                           --------
                           $ 36,715
                           ========

The amounts above include approximately $2,200 of payments due on certain leases which the Company accrued in 1995 as part of its merger and restructuring charges.

9.       Stock Option Plan:

Prior to August 1997, VHI maintained a stock option plan pursuant to which options to purchase common stock of VHI were granted to certain employees of the Company. All such options granted to employees of the Company were granted with exercise prices equal to the fair value of VHI's common stock on the date of the grants (VHI options). In connection with the acquisition of VHI by Columbia, all of the Company's option holders received cash from Columbia in exchange for their vested options and all nonvested VHI options held by employees of the Company were exchanged for options to purchase Columbia common stock, with terms essentially identical to the VHI options.

As of December 31, 1996, there were 839 VHI stock options outstanding under the plan held by employees of the Company with a weighted average exercise price of $28.78.

No compensation cost has been recognized for the VHI stock option plan. Had compensation cost for the VHI stock option plan been determined based on the fair value of VHI options at the grant date for awards in 1996 and 1995, the Company's net income would have been equal to the pro forma amounts indicated below, based upon pro forma allocations from VHI:


1996
Net income:

  As reported               $        17,309
  Pro forma                          16,126

1995

Net loss:
  As reported               $       (43,870)
  Pro forma                         (44,133)


The pro forma effect on the Company's operating results for 1996 and 1995 is not fully representative of the pro forma effect on the Company's operating results in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1996 and 1995.

The aggregate fair value was calculated by using the fair value of each option grant on the date of grant, utilizing the Black-Scholes option pricing model and the following key assumptions for the stock option plan:


                                           1996                     1995
Dividend yield                             None                     None
Expected stock price volatility             50%                      50%
Risk-free interest rate                   6.33%                    6.71%
Expected option lives            5.3 years and .5 years   5.3 years and .5 years



10.      Other Employee Benefits:

Employees of the Company have participated in VHI's 1991 Employee Stock Purchase Plan, providing for the purchase, with certain restrictions, by the employees of the Company of common stock of VHI.

Employees of the Company have participated in VHI's 401(k) Retirement Savings Plan (the Savings Plan). Company contributions to the plan are determined annually and are based on contributions of participating employees. The cost of this plan charged to the Company was approximately $700 and $425 in 1996 and 1995, respectively. Employees of the Company with balances in VHI's plan will be allowed to transfer their balances and accumulated Company contributions, vested and unvested, to the Company's plan.


11.      Supplemental Disclosure of Cash Flow Information:


                                                               December 31
                                                            ------------------
                                                            1996          1995
Cash paid during the year for:
   Income taxes                                          $ 16,783      $ 30,634

Noncash transactions:
   Capital leases entered into for equipment                  344
   Fixed asset write-offs from merger and restructuring
     activities                                            16,721
   Other noncurrent assets received for sale of
     subsidiary                                             6,000


12.      Income Taxes:

The provision (benefit) for income taxes for the years ended December 31, 1996 and 1995 consisted of the following:


                                                      1996            1995
Currently payable:
   Federal                                          $ 9,361         $ 25,834
   State                                              2,289            4,581
Deferred taxes:
   Provision (benefit)                                3,927          (44,825)
   Valuation allowance                                  495             (466)
Goodwill reduction for acquired net operating
 loss carryforward utilization                          (24)             202
                                                    --------        ---------
                                                    $16,048         $(14,674)
                                                    ========        =========

The tax benefits of carryforwards and temporary differences related to the deferred tax asset at December 31, 1996 are as follows:


Carryforwards:
  Net operating loss carryforwards related to purchase
          business combinations                                      $  6,158
                                                                      --------
Temporary differences:
  Merger-related expense                                                2,340
  Loss contracts                                                        3,351
  Restructuring                                                           975
  Estimated claims liabilities                                         19,103
  Accounts receivable reserves, accruals and other                     27,623
  Depreciation and amortization                                        (4,790)
                                                                      --------
                                                                       48,602
                                                                      --------
Net Deferred tax asset                                                 54,760

Valuation allowance                                                    (2,213)
                                                                      --------
Reported deferred tax asset                                            52,547

Less current portion                                                   51,179
                                                                      --------
Long-term portion                                                     $ 1,368
                                                                      ========


Management believes that sufficient taxes were paid in the carryback period and that sufficient taxable income will be generated in the future to realize the deferred tax benefits.

The valuation allowance is related to business combinations accounted for as purchases and has been maintained primarily due to the uncertainty regarding the timing of net operating loss utilization. Should deferred tax assets subsequently be recognized for such carryforwards, the reduction of the valuation allowance will be offset by a corresponding reduction of goodwill.

During 1996, the valuation allowance decreased by $24 and $821 for utilization of net operating losses and deferred benefits acquired in prior business combinations. The allowance was also increased by $495 during 1996 for a capital loss carryover which may expire before fully utilized.

The Company's effective income tax rate differs from the Federal statutory income tax rate as follows:


                                                               December 31
                                                            -------------------
                                                            1996           1995

Federal tax at statutory rate                               35.0 %      (35.0)%
State income tax, net                                        8.6 %        2.0 %
Valuation reserve                                            1.5 %
Nondeductible goodwill, merger and other expenses            3.4 %        8.7 %
Other                                                        (.4)%        (.8)%
                                                            ------       ------
                                                            48.1 %      (25.1)%
                                                            ======      =======

Subject to certain statutory and regulatory limitations, the Company had the following income tax carryforwards available at December 31, 1996:



                                                                   Years of
                                                 Amount           Expiration
U.S. federal regular net operating loss
carryforwards acquired in purchase business
combinations available for offset against
future taxable income                           $17,594           2002 - 2007

U.S. federal Alternative Minimum Tax (AMT)
net operating loss carryforwards acquired
in purchase business combinations               $14,174           2002 - 2007


13.      Related Parties and Certain Transactions:

In connection with the Diagnostek merger (see Note 2), the Company entered into a Consulting Agreement and an Agreement Not to Compete with the former chief executive officer of Diagnostek. Under the Consulting Agreement, the Company will pay the former chief executive officer an annual consulting fee of $120 and make continued payments of certain split dollar life insurance policy premiums at an amount previously funded by Diagnostek, but not to exceed $327 per year. The term of the Consulting Agreement, which commenced July 28, 1995, is five years. Under the Agreement Not to Compete, the Company paid the former chief executive officer $3,500 on January 2, 1996 in exchange for his agreement not to compete with the Company in any of its businesses and his agreement not to solicit or otherwise intentionally interfere with the Company's employees or customers for a 10-year period beginning July 28, 1995.

Prior to its acquisition by the Company, Diagnostek provided two executive officers with loans. The Company assumed these loans in conjunction with its acquisition of Diagnostek. The amounts receivable at December 31, 1996, including accrued interest, for these loans was $338 and $335, respectively.

Diagnostek utilized the legal services of a firm whose partners included a director of Diagnostek. Legal fees to this firm totaled approximately $1,451 during the year ended December 31, 1995.

The Company has provided loans to certain of its employees for relocation and other costs. The amount of these loans, individually and in the aggregate, are immaterial to the Company and are deemed by management to be collectable.

The Company also maintains employment agreements with certain of its executive officers providing for severance payments of up to two years' current base salary in the event any of the agreements are terminated, under certain specified conditions.

14.      Fair Value of Financial Instruments:

Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments (SFAS 107), requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practicable to estimate the value. Financial instruments include cash and short-term investments, notes receivable, long-term investments, other investments and accounts receivable, accounts payable and accrued expenses. The methods and assumptions used to estimate the fair value of each class of financial instruments are as follows:

Cash and Cash Equivalents:

The carrying amount for cash and cash equivalents is a reasonable estimate of those assets' fair value. Notes receivable consist of loans to officers or former officers (see Note 13). There are no established trading markets for these loans which management intends to hold to maturity. Generally, fair value is determined by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. However, due to the nature of certain notes receivable, it is impracticable to determine fair value.

Long-Term Investments:

Fair value for these securities is based on quoted market prices. At December 31, 1996, long-term investments are carried at fair value.

Other Investments:

Due to the nature of certain other investments, it is impracticable to determine fair value. With respect to real estate, fair value is determined based upon local market data.

Accounts Receivable, Accounts Payable and Accrued Expenses:

The carrying value of accounts receivable, accounts payable and accrued expenses approximates their fair values due to their short maturities.

15.      Commitments and Contingencies:

In September 1995, two purported shareholder class action lawsuits, Freedman v. Value Health, Inc., et al. and Balkheimer, et al. v. Value Health, Inc., et al., were filed in the United States District Court for the District of Connecticut against VHI, certain of its current and former directors and senior officers and Nunzio Desantis. The two lawsuits, which assert claims under the Securities Act and the Exchange Act, allege principally that VHI and the individual defendants made false or misleading statements to the public in connection with VHI's acquisition of Diagnostek in 1995. The complaints, which were consolidated on February 16, 1996, do not specify the amount of damages sought.

On July 11, 1994, a purported shareholder class action lawsuit, Bash, et al. v. Diagnostek, et al. (Bash I) was filed in federal court in New Mexico against Diagnostek and certain of its former directors and senior officers alleging that the defendants made false or misleading statements to the public in connection with Diagnostek's financial results for the fiscal year ended March 31, 1994, the termination in August 1994 of Diagnostek's contracts with subsidiaries of CIGNA Corp. and the announcement in August 1994 of the award to Diagnostek of a contract with CHAMPUS. On September 10, 1996, the parties settled for $11,700. Diagnostek funded approximately $3,000 of the settlement. The remainder was funded by insurance carriers. In a second action, Bash, et al. v. Value Health, Inc., et al. (Bash II), the Bash I plaintiffs filed suit in federal court in New Mexico on December 15, 1995 against the same defendants, as well as VHI and certain of its current or former directors and officers, asserting the same factual allegations made in Bash I and, in addition, alleging that VHI and certain individual defendants made false and misleading statements to the public in connection with VHI's acquisition of Diagnostek in 1995. The complaint asserts claims under the Securities Act and the Exchange Act, as well as common law claims. The complaint does not specify the amount of damages sought. In 1997, the Bash II plaintiffs filed an amended complaint that deleted those allegations that overlapped with the allegations contained in the Bash I complaint. On April 24, 1998, the Bash II lawsuit and the Freedman lawsuit were consolidated.

VHI intends to defend the allegations in the lawsuits described above vigorously. In connection with the acquisition of the outstanding common stock of VHI by Express Scripts, Columbia/HCA Healthcare Corporation has agreed to provide full indemnification to Express Scripts for any adverse outcome in these matters.

The Company is involved in other litigation and claims arising in the normal course of business. The Company believes that resolution of all these matters will not result in any payment that, in the aggregate, would be material to the financial position or results of operations or cash flows of the Company.

In 1994, the Company established a $22,400 letter of credit on behalf of one of its customers. The authorized amount was increased to $27,500 in 1995. The letter had not been drawn upon as of December 31, 1996. This letter of credit was terminated in 1997.

During 1996, the Company negotiated an arrangement with a large outsourcing systems vendor to provide outsourcing services for the Company's data center operations. The agreement is for a five-year term which expires in November 2001 with approximately $25,000 in fees to be paid by the Company over the life of the agreement.

16.      Subsequent Events:

On August 6, 1997, VHI was acquired by Columbia, a company listed on the New York Stock Exchange, for approximately $1,300,000. In accordance with the terms and conditions of the acquisition, each share of VHI's common stock and vested VHI common stock options were tendered for $20.50 in cash.

On April 1, 1998, Express Scripts, Inc. (Express Scripts) acquired the outstanding common stock of Value Health, Inc.
(VHI) (see Note 1).